Exhibit 99.1

Union Pacific Corporation Announces 10 Percent Dividend Increase for First Quarter 2015 and a $4.3 Billion Capital Plan for 2015

FOR IMMEDIATE RELEASE:

OMAHA, Neb., February 5, 2015 – Union Pacific Corporation (NYSE: UNP) announced that its Board of Directors voted today to increase the quarterly dividend on the company’s common shares by 10 percent to 55 cents per share. The increased dividend is payable March 30, 2015, to shareholders of record February 27, 2015.

The Board also approved the Company’s 2015 capital program of approximately $4.3 billion, up about $200 million versus 2014, driven primarily by equipment acquisitions and infrastructure investments. Spending on Positive Train Control is also expected to increase to $450 million, versus $385 million in 2014.

“As we generate strong cash flow, we are returning more cash to our shareholders while also making significant capital investments that add value for our customers,” said Rob Knight, Union Pacific Chief Financial Officer. “We invest today for the opportunity to drive further returns for our shareholders in the future.”

Shareholders should note that the payment date of March 30, 2015, at the end of the first quarter, reflects a change in the Company’s prior practice of making dividend payments at the beginning of the subsequent quarter. This new timing better aligns the cash payment of the dividend with the financial results of the quarter for which it was declared.

Union Pacific has paid dividends on its common stock for 116 consecutive years.

About Union Pacific

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America’s most recognized companies, Union Pacific Railroad connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. From 2005-2014, Union Pacific invested more than $31 billion in its network and operations to support America’s transportation infrastructure. The railroad’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Coal, Industrial Products and Intermodal. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada’s rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

Investor contact is Mike Staffenbeal, (402) 544-4227.

Media contact is Aaron Hunt, (402) 544-0100.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically the statements regarding the Corporation’s expectations with respect to economic conditions; and its ability to generate financial returns, improve network performance, provide quality customer service, and provide returns to its shareholders. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2013, which was filed with the SEC on February 7, 2014. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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